UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2017
SPECTRUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240, Henderson, NV	89052
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (702) 835-6300
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On May 18, 2017, the Eighth Judicial District Court of the State of Nevada in and for Clark County entered an Order Preliminarily Approving Settlement and Providing for Notice in the shareholder derivative actions Kakadia v. Shrotriya, No. A-13-680643-B and Besner v. Shrotriya, No. A-13-682668-C, pending in the Eighth Judicial District Court of the State of Nevada, consolidated with In re Spectrum Pharmaceuticals, Inc., Derivative Shareholder Litigation, Case No. 13-cv-00624-JAD-CWH, pending in the U.S. District Court for the District of Nevada.  A final settlement hearing is currently scheduled for July 20, 2017, at 9 a.m., at the Eighth Judicial District Court of the State of Nevada in and for Clark County, 200 Lewis Avenue, Las Vegas, NV 89101, to determine whether the terms and conditions of the settlement provided for in the Stipulation of Settlement, dated April 11, 2017 (the “Stipulation”), are adequate, fair and reasonable and in the best interests of the Company and its shareholders. Pursuant to the Stipulation, the Company agreed to implement certain operational and corporate governance measures and pay certain attorneys’ fees and expenses to plaintiff’s counsel.  The Summary Notice of Proposed Settlement is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated into this Item 8.01 by reference. The Stipulation and the Notice of Proposed Settlement and Settlement Hearing are available on the Company’s corporate website at http://investor.sppirx.com until July 6, 2017. The contents of the Company’s corporate website shall not be deemed to be incorporated by reference into this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
99.1	Summary Notice of Proposed Settlement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.

Date: June 5, 2017	By:	/s/ Kurt A. Gustafson
Kurt A. Gustafson Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Summary Notice of Proposed Settlement